UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/05/2009

NewMarket Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32190

Virginia	20-0812170
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

330 South Fourth Street, Richmond, VA 23219
(Address of principal executive offices, including zip code)

804-788-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On January 5, 2009, NewMarket Corporation (the "Company") entered into a Supplement Agreement to the Second Amended and Restated Revolving Credit Agreement dated December 21, 2006, as amended by the First Amendment to Second Amended and Restated Revolving Credit Agreement, dated as of September 26, 2008, among the Company, SunTrust Bank, as administrative agent, and the lenders from time to time parties thereto. The Supplement Agreement provides that PNC Bank, a lender, will increase its facility commitment by an additional $5 million dollars pursuant to the existing terms of the Second Amended and Restated Revolving Credit Agreement.

The Supplement Agreement contains representations, warranties, terms and conditions customary for transactions of this type. As a result of the Supplement Agreement, the total facility commitment under the Second Amended and Restated Revolving Credit Agreement is $112 million.   The foregoing summary is qualified in its entirety by reference to the Supplement Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibit

10.1 Supplement Agreement, dated as of January 5, 2009, between the Company and PNC Bank, as Increasing Lender, and accepted by SunTrust Bank, as Administrative Agent.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewMarket Corporation

Date: January 06, 2009	By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President & Treasurer

Exhibit Index

Exhibit No.	Description
EX-10.1	Supplement Agreement 1-5-09